Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this amended Annual Report of Earthstone Energy, Inc. (the “Company”) on Form 10-K/A Amendment No. 2 for the period ended March 31, 2012 to be filed with the Securities and Exchange Commission on July 13, 2012  (the “Report”), I, Jim Poage, as Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Report.

July 13, 2012

By: /s/ Jim Poage

Jim Poage
Interim Chief Financial Officer